Exhibit 99.1

Casa Systems Reports First Quarter 2021 Financial Results

Double-digit Revenue Growth, year-over-year

Record Wireless Revenue Growth, year-over-year

Wireless Backlog Growth of 427%, year-over-year

Reaffirm 2021 Guidance Reflecting Double-Digit Top-Line and EBITDA Growth

Andover, Mass. – April 29, 2021 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of physical and cloud-native infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Financial & Operational Highlights

•	Revenue of $104.3 million
•	Gross margin of 53.7%
•	GAAP net income of $5.7 million
•	Non-GAAP net income of $9.4 million
•	GAAP net income per fully diluted share of $0.06
•	Non-GAAP net income per fully diluted share of $0.11
•	Adjusted EBITDA of $20.2 million

“Our strong financial performance in the first quarter of 2021 is indicative of our ability to grow our business by delivering innovative solutions across our suite of product offerings to our customers,” said Jerry Guo, Casa Systems' President and CEO. "Our revenue grew by 25% year-over-year and, for the third consecutive quarter, our wireless and fixed-telco products accounted for the majority of our quarterly revenues. Additionally, with multiple new purchase orders in the quarter for our 4G and 5G products and for our DAA and virtual CCAP solutions, we continue to take market share with our strategic growth products.”

Scott Bruckner, Casa Systems' CFO, added, "The first quarter of 2021 was another solid quarter for Casa.  We leveraged our efficient cost structure to deliver significant improvements in our GAAP and non-GAAP operating margins and our adjusted EBITDA, which increased by 452% relative to the first quarter of 2020. Additionally, we enhanced our liquidity with an 18.9% increase in our working capital. This gives us a strong financial foundation to support our double-digit revenue growth.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

Financial Outlook

For the fiscal year 2021, we expect:

•	Revenue between $425 million and $445 million
•	GAAP Operating Income between $28 million and $38 million
•	Non-GAAP Operating Income between $48 million and $58 million
•	Adjusted EBITDA between $60 million and $70 million
•	GAAP diluted net income per share between $0.05 and $0.14 and Non-GAAP diluted net income per share between $0.23 and $0.32

Guidance for non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss our financial results for the first quarter ended March 31, 2021, and our business outlook at 5:00 p.m. EDT today, April 29, 2021. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The emergence of the coronavirus disease, or COVID-19, in 2019 around the world, and particularly in the United States and China, and the accompanying responses of governments and businesses to the pandemic present various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time. While the COVID-19 pandemic did not significantly adversely affect our financial results, business operations or liquidity in the quarter ended March 31, 2021, economic and health conditions in the United States and across most of the globe changed rapidly during 2020 and are continuing into 2021. Globally to date, all aspects of our business remain fully operational, and our work from home contingency plans have been implemented and are operating successfully. The pandemic has resulted in increased demand for certain of our products and resulting order volumes have created additional pressure on our supply chain. To date, while the increased demand has not resulted in any material delays to our production cycle, we continue to work with our supply chain and contract manufacturers in an effort to ensure continued availability of all anticipated inventory requirements. However, we cannot at this time predict whether, or to what extent, our efforts will be successful. Additionally, we saw decreases in certain operating expenses, such as travel and trade show expense, during the year ended December 31, 2020, and the quarter ended March 31, 2021, due to the COVID-19 pandemic that we cannot ensure will be maintained. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary on an ongoing basis.

Due to the above circumstances, our results of operations for the quarter ended March 31, 2021, are not necessarily indicative of the results to be expected in future periods. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may temporarily accelerate or curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand. Although we have not been materially adversely impacted to date, we cannot predict the extent to which this may impact our future results of operations. If COVID-19 were to have such effect in the future, there would likely be a material adverse impact on our financial results, liquidity and resource needs. Thus, the ultimate extent of the effect of the COVID-19 pandemic on the Company is highly uncertain and dependent upon future developments, and such effects could exist for an extended period of time even after the pandemic might end.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income (loss) as reported in our condensed consolidated statements of income, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net income per share as diluted net income (loss) per share reported in our condensed consolidated statements of income, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Revenue	$104,277	$83,623
Cost of revenue	48,237	40,970
Gross profit	56,040	42,653
Operating expenses:
Research and development	21,606	21,211
Selling, general and administrative	21,880	24,991
Total operating expenses	43,486	46,202
Income (loss) from operations	12,554	(3,549)
Other income (expense):
Interest income	114	406
Interest expense	(3,918)	(4,628)
(Loss) gain on foreign currency, net	(747)	152
Other income, net	72	62
Total other income (expense), net	(4,479)	(4,008)
Income (loss) before provision for (benefit from) income taxes	8,075	(7,557)
Provision for (benefit from) income taxes	2,326	(8,719)
Net income	$5,749	$1,162

Net income per share:
Basic	$0.07	$0.01
Diluted	$0.06	$0.01

Weighted-average shares used to compute net income per share:
Basic	84,242	83,990
Diluted	88,568	85,009

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020

Reconciliation of Net Income to Non-GAAP Net Income (Loss):
Net income	$5,749	$1,162
Stock-based compensation	3,453	2,437
Amortization of acquired intangible assets	1,426	1,426
Tax benefit from release of DTA reserve	—	(9,310)
Tax effect of excluded items	(1,222)	(989)
Non-GAAP net income (loss)	$9,406	$(5,274)
Non-GAAP net income (loss) margin	9.0%	(6.3)%

Reconciliation of Diluted Net Income Per Share to Non-GAAP Diluted Net Income (Loss) Per Share:
Diluted net income per share	$0.06	$0.01
Non-GAAP adjustments to net income (loss)	0.05	(0.08)
Non-GAAP diluted net income (loss) per share	$0.11	$(0.07)
Weighted-average shares used in computing diluted net income (loss) per share	88,568	85,009

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$5,749	$1,162
Stock-based compensation	3,453	2,437
Amortization of acquired intangible assets	1,426	1,426
Depreciation and amortization	2,765	3,347
Other income, net	4,479	4,008
Provision for (benefit from) income taxes	2,326	(8,719)
Adjusted EBITDA	$20,198	$3,661
Adjusted EBITDA margin	19.4%	4.4%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(5,155)	$26,069
Purchases of property and equipment and software licenses	(2,252)	(390)
Free cash flow	$(7,407)	$25,679

Summary of Stock-Based Compensation Expense:
Cost of revenue	$33	$31
Research and development	871	437
Selling, general and administrative	2,549	1,969
Total	$3,453	$2,437

Summary of Revenue:
Product revenue:
Wireless	$39,688	$20,657
Fixed telco	14,885	17,932
Cable	39,225	35,169
Product revenue	93,798	73,758
Service revenue:
Wireless	591	1,774
Fixed telco	1,606	250
Cable	8,282	7,841
Service revenue	10,479	9,865
Total revenue	$104,277	$83,623

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$144,961	$157,455
Accounts receivable, net	92,342	94,124
Inventory	96,510	101,204
Prepaid expenses and other current assets	9,598	3,864
Prepaid income taxes	14,764	14,087
Total current assets	358,175	370,734
Property and equipment, net	27,239	28,880
Accounts receivable, net of current portion	65	143
Deferred tax assets	1,088	1,150
Goodwill	50,177	50,177
Intangible assets, net	35,697	35,844
Other assets	6,165	6,038
Total assets	$478,606	$492,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,513	$41,203
Accrued expenses and other current liabilities	28,620	39,793
Accrued income taxes	9,491	7,463
Deferred revenue	21,987	15,531
Current portion of long-term debt, net of unamortized debt issuance costs	15,207	15,171
Total current liabilities	100,818	119,161
Accrued income taxes, net of current portion	9,716	9,520
Deferred tax liabilities	7,362	7,282
Deferred revenue, net of current portion	3,134	3,520
Long-term debt, net of current portion and unamortized debt issuance costs	275,575	276,085
Other liabilities, non-current	1,166	1,024
Total liabilities	397,771	416,592

Stockholders’ equity:
Common stock	86	85
Treasury Stock	(4,826)	(4,826)
Additional paid-in capital	182,088	183,041
Accumulated other comprehensive income (loss)	1	337
Accumulated deficit	(96,514)	(102,263)
Total stockholders’ equity	80,835	76,374
Total liabilities and stockholders’ equity	$478,606	$492,966

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	March 31,
	2021	2020
Cash flows (used in) provided by operating activities:
Net income	$5,749	$1,162
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,209	4,768
Stock-based compensation	3,453	2,437
Deferred income taxes	138	(75)
Change in provision for excess and obsolete inventory	113	519
Increase in provision for doubtful accounts	91	2
Gain on disposal of assets	—	10
Changes in operating assets and liabilities:
Accounts receivable	469	38,021
Inventory	4,558	11,873
Prepaid expenses and other assets	(5,834)	(231)
Prepaid income taxes	(680)	(6,446)
Accounts payable	(15,607)	(9,128)
Accrued expenses and other current liabilities	(10,118)	(8,204)
Accrued income taxes	2,225	(1,609)
Deferred revenue	6,079	(7,030)
Net cash (used in) provided by operating activities	(5,155)	26,069
Cash flows used in investing activities:
Purchases of property and equipment	(852)	(390)
Purchases of software licenses	(1,400)	—
Net cash used in investing activities	(2,252)	(390)
Cash flows used in financing activities:
Principal repayments of debt	(750)	(830)
Proceeds from exercise of stock options	574	312
Payments of dividends and equitable adjustments	(13)	(176)
Repurchases of common stock	—	(2,998)
Employee taxes paid related to net share settlement of equity awards	(4,630)	(459)
Net cash used in financing activities	(4,819)	(4,151)
Effect of exchange rate changes on cash and cash equivalents	(266)	(408)
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,492)	21,120
Cash, cash equivalents and restricted cash at beginning of period	158,461	114,657
Cash, cash equivalents and restricted cash at end of period	$145,969	$135,777
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,682	$4,194
Cash paid for income taxes	$290	$189
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$325	$1,879
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$50	$555
Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$1,076	$—